ANNUAL MEETING RESULTS
An annual meeting of the funds shareholders was held on December 17, 2010 for ASP, BSP, CSP, and SLA. In addition, a reconvened meeting was held for CSP on December 29, 2010 with respect to items (2) and (3) below.
Each matter voted upon at the meeting, as well as the number of votes cast for, against or withheld, the number of abstentions, and the number of broker non-votes
(if any) with respect to such matters, are set forth below.

(1) Each funds shareholders elected the following eight directors:


American Strategic Income Portfolio (ASP)
         		       	Shares 	 Shares Witholding
         		      Voted For  Authority to Vote
Roger A. Gibson ............ 3,124,082        99,336
Victoria J. Herget ......... 3,124,512        98,906
John P. Kayser ............. 3,124,082        99,336
Leonard W. Kedrowski........ 3,125,012        98,406
Richard K. Riederer......... 3,123,582        99,836
Joseph D. Strauss........... 3,125,012        98,406
Virginia L. Stringer(A)..... 3,148,806        74,612
James M. Wade .............. 3,125,012        98,406

(A) As of January 1, 2011, Virginia L. Stringer is no longer a director of the funds.


American Strategic Income Portfolio II (BSP)
      		        	Shares 	 Shares Witholding
         		      Voted For  Authority to Vote
Roger A. Gibson ............. 11,869,191     402,133
Victoria J. Herget .......... 11,865,118     406,206
John P. Kayser .............. 11,840,250     431,074
Leonard W. Kedrowski......... 11,828,615     442,709
Richard K. Riederer.......... 11,841,733     429,591
Joseph D. Strauss............ 11,837,270     434,054
Virginia L. Stringer(A)...... 11,869,541     401,783
James M. Wade ............... 11,839,154     432,170

(A) As of January 1, 2011, Virginia L. Stringer is no longer a director of the funds.


American Strategic Income Portfolio III (CSP)
      		              Shares   Shares Witholding
         		     Voted For Authority to Vote
Roger A. Gibson ........... 15,060,916     727,188
Victoria J. Herget ........ 15,057,138     730,966
John P. Kayser ............ 15,059,305     728,799
Leonard W. Kedrowski....... 15,051,413     736,691
Richard K. Riederer........ 15,058,516     729,588
Joseph D. Strauss.......... 15,058,290     729,814
Virginia L. Stringer(A).... 15,037,416     750,688
James M. Wade ............. 15,055,787     732,317

(A) As of January 1, 2011, Virginia L. Stringer is no longer a director of the funds.


American Select Fund (SLA)
      		       	     Shares   Shares Witholding
         		    Voted For Authority to Vote
Roger A. Gibson ........... 7,862,010      259,180
Victoria J. Herget ........ 7,869,258      251,932
John P. Kayser ............ 7,829,499      291,691
Leonard W. Kedrowski....... 7,819,807      301,383
Richard K. Riederer........ 7,830,847      290,343
Joseph D. Strauss.......... 7,824,010      297,180
Virginia L. Stringer(A).... 7,869,573      251,617
James M. Wade ............. 7,831,745      289,445

(A) As of January 1, 2011, Virginia L. Stringer is no longer a director of the funds.



(2) Each funds shareholders approved an amendment to such funds investment advisory and managementagreement with USBAM.

             Shares        Shares                   Broker
Fund        Voted For  Voted Against  Abstentions  Non-Votes
ASP ......  2,374,079     65,281         40,399      743,659
BSP ......  9,540,784    329,220        167,732    2,233,588
CSP ...... 10,730,896    564,536        290,580    4,202,092
SLA ......  5,823,183    181,740        118,255    1,998,012

(3) Each funds shareholders approved investment sub-advisory agreements with Nuveen Asset Management,Nuveen Fund
Advisors, Inc., and Nuveen Asset Management, LLC.

             Shares        Shares                   Broker
Fund        Voted For  Voted Against  Abstentions  Non-Votes
ASP ......  2,363,808      78,581        37,370      743,659
BSP ......  9,544,733     333,932       159,071    2,233,588
CSP ...... 10,747,977     562,491       275,544    4,202,092
SLA ......  5,846,708     168,443       108,027    1,998,012


(4) Each funds shareholders ratified the selection by the funds board of directors of Ernst & Young LLP as the independent registered public accounting firm for the funds for the fiscal period ending August 31, 2011.

              Shares       Shares                   Broker
Fund        Voted For  Voted Against  Abstentions  Non-Votes
ASP .......  3,120,738     38,653        64,027        0
BSP ....... 11,935,465    154,289       181,570        0
CSP ....... 15,135,824    389,793       262,487        0
SLA .......  7,901,466    140,849        78,875        0